SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): August 15, 2003

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer ID)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 436-2144

NONE

(Former name, address and fiscal year, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure.

On August 15, 2003, the Corporation issued a Press Release announcing that Samuel F. Metz, Chairman of the Board of the Corporation and its wholly-owned subsidiary, First National Bank of Mifflintown, has announced his retirement as Chairman effective January 13, 2004 and that President and Chief Executive Officer James R. McLaughlin would succeed Mr. Metz as Chairman. A copy of the Press Release is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

99	Press Release of First Community Financial Corporation dated August 15, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION

Date: August 15, 2003	/s/ JAMES R. MCLAUGHLIN
James R. McLaughlin, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of First Community Financial Corporation dated August 15, 2003.